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                                                                  EXHIBIT 10.112

                                 TRUST AGREEMENT



                  TRUST AGREEMENT, dated as of September 1, 1999, between National Financial Auto Funding Trust (the "Company") and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee"). The Company and the Owner Trustee hereby agree as follows:


                  1. The trust created hereby shall be known as National Auto Finance 1999-1 Trust, in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.


                  2. The Company hereby assigns, transfers, conveys and sets over to the Owner Trustee the sum of $1.00. The Owner Trustee hereby acknowledges receipt of such amount in trust from the Company, which amount shall constitute the initial trust estate. The Owner Trustee hereby declares that it will hold the trust estate in trust for the Company. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. Section 3801 et seq. and that this document constitute the governing instrument of the Trust. The Owner Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto.


                  3. The Company and the Owner Trustee will enter into an Amended and Restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Owner Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.


                  4. This Trust Agreement may be executed in one or more counterparts.

                  5. The Owner Trustee may resign upon thirty days prior notice to the Company.






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                  IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.



                             NATIONAL FINANCIAL AUTO FUNDING TRUST,
                             as Company
                                    By: CHASE MANHATTAN BANK DELAWARE,
                                        not in its individual capacity, but
                                        solely as Trustee of National Financial
                                        Auto Funding Trust

                                    By: /s/ DENIS KELLY
                                        --------------------------------------
                                        Name: Denis Kelly
                                        Title: Assistant Vice President


                             WILMINGTON TRUST COMPANY,
                             as Owner Trustee



                                    By: /s/ ANITA E. DALLAGO
                                        --------------------------------------
                                        Name: Anita E. Dallago
                                        Title: Administrative Account Manager



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